Exhibit 5.1

EHOOD SCHNEIDER, ADV.	אהוד שניידר, עו״ד
MIMI ZEMAH, ADV.	צמח, מימי עו״ד
ACHU FRANK, ADV.*	אחו פרנק, עו״ד*
LIAT AIZENBERG-RICHTER, ADV.*	ליאת איזנברג-ריכטר, עו״ד*
LIRON OLIKER, ADV.	לירון אוליקר, עו״ד
YANIV BAR-ZIK, ADV.	יניב בר-זיק, עו״ד
KFIR ZAGA, ADV.	זגה, כפיר עו״ד
SHIRAN MEKAHEL, ADV.	שירן מקאחל, עו״ד
MIRIT WOLF, ADV.	מירית וולף, עו״ד
LIAT BLUMBERGER LEVI, ADV.	ליאת בלומברגר לוי, עו״ד
SIGALIT BEN SASSON, ADV.	סיגלית בן ששון, עו״ד
AMRAN ZOABI, ADV.*	עמראן זועבי, עו״ד*
HILLA ABADI, ADV.	הילה עבאדי, עו״ד
NETANEL FRIED, ADV.	פריד, נתנאל עו״ד
ANAT DITTMAN, ADV.	ענת דיטמן, עו״ד
MORAN GOLDBERG, ADV.	מורן גולדברג, עו״ד
NAAMA LIVNAT, ADV.	נעמה ליבנת, עו״ד
EFRAT SNIR, ADV.	אפרת שניר, עו״ד
ROSE INGLEBY, ADV.	רוז אינגלבי, עו״ד
EFRAT YOSSEF, ADV.	אפרת יוסף, עו״ד
SHIRLEY STEPHANIE EHLING, ADV.	שירלי סטפאני אלינג, עו״ד
ROY SCHLEYEN, ADV.	רועי שליין, עו״ד
GAL WEXLER, ADV.	גל וקסלר, עו״ד
ELA MASEL, ADV.	אלה מייזל, עו״ד
LIOR SHAHAR, ADV.	ליאור שחר, עו״ד
NAOR BUSKILA, ADV.	נאור בוסקילה, עו״ד
JASMINE GOLDOFSKY, ADV.	יסמין גולדופסקי עו״ד

*CPA

*רואה חשבון

REE Automotive Ltd.	November 16, 2021
18 Arie Shenkar St.,
Herzeliya, Israel

Re: Registration on Form S-8

Ladies and Gentlemen:

We have acted as Israeli counsel to REE Automotive Ltd., a company incorporated under the laws of the State of Israel (the “Company”), in connection with the filing by the Company of a registration statement on Form S-8 on or about November 16, 2021 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 59,304,349 Class A ordinary shares, no par value (the “Ordinary Shares”), of the Company (the “Shares”), which may be issued under the “REE Automotive Ltd. Key Employee Share Incentive Plan (2011)”, the “REE Automotive Ltd. 2021 Share Incentive Plan”, and the “REE Automotive Ltd. Employee Stock Purchase Plan” (each, a “Plan” and collectively the “Plans”).

In our capacity as counsel to the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s (i) Amended and Restated Articles of Association (the “Articles”), (ii) the Plans, (iii) resolutions of the Company’s board of directors and other statements of corporate officers and other representatives of the Company and other documents provided to us by the Company as we have deemed necessary or appropriate as a basis for this opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to this opinion, to the extent that we did not independently establish relevant facts, we have relied on certificates of public officials and certificates of officers or other representatives of the Company. We have also assumed the truth of all facts communicated to us by the Company and that all consents, minutes and protocols of meetings of the Company’s board of directors, which have been provided to us, are true and accurate and prepared in accordance with the Company’s Articles and all applicable laws. In addition, we have assumed that the Company will receive the full consideration for the Shares (which may consist, in part or in full, of services performed for the Company and/or any of its affiliates).

On the basis of the foregoing, we are of the opinion that the Shares being registered pursuant to the Registration Statement, when issued and paid for in accordance with the respective Plan, pursuant to agreements with respect to the respective Plan and, as the case may be, pursuant to the terms of the awards that have been or may be granted under the respective Plan, will be validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this opinion, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of the SEC’s Regulation S-K promulgated under the Securities Act. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this opinion and such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K promulgated under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours,

Zemah Schneider & Partners